EXHIBIT 10.31

Wells Fargo Bank Minnesota, National Association	Sixth Amendment

THIS SIXTH AMENDMENT (the “Sixth Amendment”) dated to be effective as of March 19, 2002 is between WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (the “Bank”) successor by consolidation to Norwest Bank Minnesota South, National Association and WINLAND ELECTRONICS, INCORPORATED (the “Borrower”).

BACKGROUND

The Borrower and the Bank entered into a Term Loan and Credit Agreement dated as of July 31, 1998, which agreement was amended by First Amendment dated October 23,1998, a Second Amendment dated as of September 29, 1999, a Third Amendment dated as of September 26, 2000, a Fourth Amendment dated as of November 27, 2000, and a Fifth Amendment Dated as of December 28, 2001 (as amended, the “Agreement”), pursuant to which the Bank extended to the Borrower 1) a $3,500,000.00 revolving line of credit (the “Line”), and 2) a $530,052.84 term loan (the “Term Loan”).  Borrowings under the Line are currently evidenced by a revolving note dated the date of the Third Amendment (the “2000 Revolving Note”).  The Borrower’s obligations to the Bank under the Term Loan are evidenced by a Term Note dated September 29, 1999 (the “Term Note”).  All other notes executed by Borrower in favor of the Bank have terminated and are no longer in effect.

The Line Availability Period expired on March 1, 2002 and the Borrower has requested an extension of the Line Availability Period.  The Bank is willing to grant this request subject to the terms and conditions of this Sixth Amendment.  Capitalized terms not otherwise defined in this Sixth Amendment shall have the meaning given them in the Agreement.

In consideration of the above premises, the Bank and the Borrower agree that the Agreement is hereby amended as of the date of this Sixth Amendment as follows:

1.                                       Section 1.2 of the Agreement is hereby deleted in its entirety and restated as follows:

“1.2        Line Availability Period.  The ‘Line Availability Period’ will mean the period of time from the Effective Date or the date on which all conditions precedent described in this Agreement have been met whichever is later, to the Line Expiration Date of September 15, 2002.”

2.                                       Section 8.2 of the Agreement is hereby amended to add the following paragraph:

“(e)                             Minimum Profit.  Maintain a minimum profit before taxes of not less than $152,000.00 for the quarter ended March 31, 2002 and maintain a minimum profit before taxes of not less than $74,000.00 for the quarter beginning April 1, 2002 through June 30, 2002.”

3.             Section 8.3(h) shall be amended to provide that the Bank will conduct a collateral audit prior to April 30, 2002, and at such other times if requested by Bank.  Borrower shall immediately pay to Bank, upon request, the cost of such collateral audits.

4.             Exhibit A-1 and A-2 to the Agreement are hereby replaced with the Exhibits A-1 and A-2 to this Amendment.  Section 8.1(c) is hereby amended to provide that the new Exhibit A-1 and A-2 to this Amendment shall be provided within ten (10) days of March, 2002 month end and within ten (10) days of each month end, current through the end of that period and certified as correct by an officer of the Borrower acceptable to the Bank.

5.             Section 3 of the Agreement shall be amended to provide that Borrower shall pay to the Bank a renewal fee of $10,000.00 on or before September 15, 2002.  If Borrower has both a minimum profit before taxes of not less than $152,000.00 for the quarter ended March 31, 2002 and maintains a minimum profit before taxes of not less than $74,000.00 for the quarter beginning April 1, 2002 through June 30, 2002, then the Bank shall waive this renewal fee.

6.             Simultaneously with the execution of this Sixth Amendment the Borrower shall pay to the Bank the fees and expenses of legal counsel for the Bank, incurred in connection with the preparation of this Sixth Amendment in the amount of sum of $143.75.

7.             The Borrower hereby represents and warrants to the Bank as follows:

A.            The Agreement as amended by this Sixth Amendment remains in full force and effect.

B.            The Borrower has no knowledge of any default under the terms of the Agreement or any note evidencing any of the obligations of the Borrower that are documented in the Agreement, or of any event that with notice or the lapse of time or both would constitute a default under the Agreement or any such notes.

C.            The execution, delivery and performance of this Sixth Amendment and all related documentation described in this Sixth Amendment are within its corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrowers articles of incorporation or by-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

D.            The Borrower shall provide a current Corporate Certificate of Authority to update and replace the previous Corporate Certificates of Authority dated March 26, 1997 and December 15, 2000 with the Certificate delivered by the Borrower to the Bank.

IN WITNESS WHEREOF, the Bank and Borrower have executed this Sixth Amendment as of the date and year first above written.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION		WINLAND ELECTRONICS, INCORPORATED

By:	/s/ Illegible	By:	/s/ Lorin E. Krueger
Its:	Vice President	Its:	President & CEO

EXHIBIT A-1

BORROWING BASE DEFINITION

“Borrowing Base” means the sum of 75% of Eligible Accounts Receivable (as defined below) plus 50% of Eligible Inventory (as defined below), plus 0% of work-in-process.

Eligible Accounts Receivable means all accounts receivable except those which are:

1)  Greater Than 60 days past the invoice date.

2)  Due from an account debtor, 10% or more of whose accounts owed to the Borrower are more than 60 days past the invoice date.

3)  Subject to offset or dispute.

4)  Due from an account debtor who is subject to any bankruptcy proceeding.

5)  Owed by a shareholder, subsidiary, affiliate, officer or employee of the Borrower.

6)  Not subject to a perfected first lien security interest in favor of the Bank.

7)  Due from an account debtor located outside the United States and not supported by a standby letter of credit acceptable to the Bank.

8)  Due from a unit of government, whether foreign or domestic.

9)  Otherwise deemed ineligible by the Bank in its reasonable discretion.

Eligible Inventory means all inventory of the Borrower, at the lower of cost or market as determined by generally accepted accounting principals, except inventory which is:

1)  Work-in-process.

2)  In transit; or located at any warehouse not approved by the Bank.

3)  Covered by a warehouse receipt, bill of lading or other document of title.

4)  On consignment to or from any other person or subject to any bailment.

5)  Damaged, obsolete or not salable in the Borrower’s ordinary course of business.

6)  Subject to a perfected first lien security interest in favor of any third party.

7)  Supplies or parts inventory.

8)  Otherwise deemed ineligible by the Bank in its reasonable discretion.

EXHIBIT A-2

WINLAND ELECTRONICS, INCORPORATED

BORROWING BASE CERTIFICATE

TO:         Wells Fargo Bank Minnesota,

National Association

Second and Hickory Street

Mankato, Minnesota 56002-0168

(the “Bank”)

Winland Electronics, Incorporated (the “Borrower”) certifies that the following computation of the Borrowing Base was performed as of the date set forth below in accordance with the Borrowing Base definitions set forth in Exhibit A-1 to the Credit Agreement between the Bank and the Borrower dated January 31, 1996, as amended.

Total Accounts Receivable	$

Less: 1) Greater than 60 days in age	$

2) Other ineligibles	$

Eligible Accounts Receivable	$

75% of Eligible Accounts Receivable		$

Total Inventory	$

Less: Ineligible inventory	$

Eligible Inventory	$

50% of Eligible Inventory		$

50% of Work-in-Process		$

Total Borrowing Base		$

Total Outstandings		$

Excess (Deficit)		$

WINLAND ELECTRONICS, INCORPORATED

By:

Its:

Date: